Exhibit 99.2

Plains All American Pipeline and Plains GP Holdings Announce $500 Million Common Equity Repurchase Program

(Houston — November 2, 2020) Plains All American Pipeline, L.P. (NYSE: PAA) and Plains GP Holdings, L.P. (NYSE: PAGP) today announced that the board of directors of PAA GP Holdings LLC has approved a $500 million common equity repurchase program (the “Program”) to be utilized as an additional method of returning capital to investors.

“We are committed to managing our business and executing our financial strategy in a disciplined manner for all of our investors. This includes maximizing Free Cash Flow, minimizing capital investment and optimizing capital allocation. Our current equity valuation does not reflect the strength of our asset base or the long-term durability of our business, and we have reached an inflection point where we expect to generate meaningful levels of Free Cash Flow after distributions. Given the combination of these factors, this is an appropriate time to institute a repurchase program, and we intend to manage the program in a prudent and balanced manner consistent with our priority of continuing to reduce leverage over time,” stated Willie Chiang, Chairman and CEO of Plains All American. “Accordingly, we anticipate funding potential repurchase activity with a portion of our Free Cash Flow after distributions, provided that we are comfortable we remain on track to achieve our targeted long-term leverage ratio. In addition to reducing debt, we believe it is appropriate to allocate a portion of our Free Cash Flow after distributions to invest in our equity.”

The Program authorizes the repurchase from time to time of up to $500 million of PAA common units and/or PAGP Class A shares via open market purchases or negotiated transactions conducted in accordance with applicable regulatory requirements, and which may be made pursuant to a repurchase plan that complies with Rule 10b5-1 under the Securities Exchange Act of 1934. Ultimately, the amount, timing and pace of potential repurchase activity will be determined by a number of factors, including market conditions, PAA’s financial performance and flexibility, actual and expected Free Cash Flow after distributions, the absolute and relative equity prices of PAA common units and PAGP Class A shares, and the extent to which PAA is positioned to achieve and maintain its targeted leverage ratio. No time limit has been set for completion of the Program, and the Program may be suspended or discontinued at any time. The Program does not obligate PAA or PAGP to acquire a particular number of common units or Class A shares. Any PAA common units or PAGP Class A shares that are repurchased will be canceled.

Forward-Looking Statements

Certain matters discussed in this release are forward-looking statements that involve risks and uncertainties that could cause actual results or outcomes to differ materially from results or outcomes anticipated in the forward-looking statements. Risks and uncertainties impacting our ability to generate Free Cash Flow include, among other things, our ability to achieve our asset sale objectives and financial performance targets, general economic, market or business conditions and other factors and uncertainties as discussed in PAA's and PAGP’s filings with the Securities and Exchange Commission.

PAA is a publicly traded master limited partnership that owns and operates midstream energy infrastructure and provides logistics services for crude oil, natural gas liquids (“NGL”) and natural gas. PAA owns an extensive network of pipeline transportation, terminalling, storage and gathering assets in key crude oil and NGL producing basins and transportation corridors and at major market hubs in the United States and Canada. On average, PAA handles more than 6 million barrels per day of crude oil and NGL in its Transportation segment. PAA is headquartered in Houston, Texas. More information is available at www.plainsallamerican.com.

PAGP is a publicly traded entity that owns an indirect, non-economic controlling general partner interest in PAA and an indirect limited partner interest in PAA, one of the largest energy infrastructure and logistics companies in North America. PAGP is headquartered in Houston, Texas. More information is available at www.plainsallamerican.com.

Contacts:

Roy Lamoreaux
Vice President, Investor Relations, Communications and Government Relations
(866) 809-1291

Brett Magill
Director, Investor Relations
(866) 809-1291